bxP	Boston Properties	Prudential Center 800 Boylston Street Boston, MA 02199-8103	www.bostonproperties.com	Boston Properties, Inc. (NYSE:BXP)

Exhibit 10.24

March 3, 2023

VIA EMAIL

Lyra Therapeutics, Inc.
480 Arsenal Way
Watertown, MA 02472
Email: lpham@lyratx.com

RE:	880 Winter Street, Waltham, MA 02451

To Whom It May Concern:

Boston Los Angeles New York San Francisco

Reference is made to that certain Lease dated May 31, 2022 (as amended to date, the "Lease") between BXP Waltham Woods LLC as landlord ("Landlord"), and Lyra Therapeutics, Inc. as tenant ("Tenant") for certain premises ("Premises") located within the building located at 880 Winter Street, Waltham, MA (the "Property"). All capitalized terms used in this letter (the "Notice") and not otherwise defined herein shall have the meanings ascribed to them in the Lease. Reference is also made to that certain letter dated as of the date hereof (the "GC Work Letter"), an unexecuted copy of which, excluding the exhibits of such letter, is attached hereto as Exhibit A.

Washington. DC

Per Exhibit B-1 of the Lease, Landlord is currently performing Landlord's Work. Tenant is currently contemplating making changes to the Final Plans with respect to the square footage of lab space within the Premises (the "Contemplated Change").

By countersigning and returning this Notice and the GC Work Letter, Tenant hereby acknowledges that, if Landlord provides Landlord's Change Order Response to the Contemplated Change and Tenant approves such Change Proposal to Landlord, (i) to the extent the Contemplated Change requires, or Tenant desires, any governmental or regulatory validation or approvals, including FDA validation, of any or all of the Premises before Tenant utilizes such portion of the Premises for its intended purpose (the "Validations"), without limiting the Landlord's obligations under the Lease with regard to the conduct and completion of the Landlord's Work, the Landlord's Work shall not include any component of the process required for the Validations and failure to obtain the Validations, if required or desired, shall be considered a Tenant Delay to the extent such failure prohibits the Premises from being treated as having been substantially completed; (ii) Landlord's approval of the Contemplated Change shall not create any responsibility or liability on the part of Landlord for the Contemplate Change's completeness, sufficiency, design or compliance with Legal Requirements or the requirements for the Validations; (iii) upon the occurrence of a Service Interruption, the condition will be deemed completely corrected on the date that Landlord resolves the interruption or curtailment, suspension or stoppage of the subject Essential Service and bring such Essential Service back into compliance with the Base Building Specifications as set forth on the Exhibit C of the Lease, it being understood that in no instance (a) shall revalidation of the Validations be required for a Service Interruption to be deemed completely corrected by Landlord, or (b) shall the lack of revalidation of the Validations be a cause for the Tenant to deem any portion of the Premises as untenantable; (iv) Landlord makes no representation or warranty regarding the sufficiency of the base building systems with respect to any requirements for the Validations and Landlord shall have no obligation to modify any base building systems to assist Tenant's efforts or obligations to obtain or maintain the Validations, and, except as explicitly set forth in this Notice, Landlord shall not have any ongoing obligations to assist Tenant in maintaining its Validations; and (v) in no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or loss of production or the like in connection with the Lease or the Validations.

Boston Properties

Notwithstanding anything to the contrary herein or in the Lease, Landlord hereby agrees that (i) Landlord understands and acknowledges that Tenant's use of the Premises for the manufacture of pharmaceutical drug products (alone or in combination with device products) shall, subject to Legal Requirements, be deemed part of the Permitted Uses under the Lease; provided however

(a) Landlord makes no representations or warranties to Tenant regarding whether or not such manufacturing activities are permitted under the current zoning regulations and/or zoning restrictions covering the Property; and (b) any and all such manufacturing activities must be undertaken in compliance with the terms and conditions of the Lease; (ii) Landlord shall (a) authorize each vendor hired by Landlord for pest control services ("Pest Services") at the Property (the "Pest Control Provider") to provide Tenant with records related to such Pest Services as reasonably requested by Tenant; provided, however, while Landlord shall use commercially reasonable efforts to assist Tenant's efforts to obtain such records from the Pest Control Provider, Landlord shall have no liability to Tenant or any other person for the Pest Control Provider's failure to properly maintain or timely provide such records to Tenant, and (b) to the extent Tenant is unable to obtain records from any given Pest Control Provider (the "Unobtained Records"), use commercially reasonable efforts to promptly respond to Tenant's reasonable request for copies of any Unobtained Records; provided, however, without limiting Landlord's obligation to use commercially reasonable efforts to promptly respond to such Tenant requests, Landlord shall have no liability to Tenant or any other person for Landlord's failure to properly maintain or timely provide such records to Tenant; (iii) Tenant shall have the right, at its sole cost and expense, to contract with the Pest Control Provider to provide additional pest control services ("Additional Pest Services") supplementing the Pest Services provided by the Pest Control Provider; provided however, that (a) such Additional Pest Services shall be subject to Landlord's prior approval (which approval shall not be unreasonably with, held conditioned or delayed), and (b) sucb Additional Pest Services shall only be in locations to which Tenant otherwise has access to pursuant to the Lease (for example, within the Premises or the common facilities to which Tenant has non-exclusive rights under Section 2.2 of the Lease); (iv) Landlord shall use commercially reasonable efforts to promptly respond to Tenant's reasonable request for information related to operation, maintenance, and calibration of the base building HVAC system; provided, however, without limiting Landlord's obligation to use commercially reasonable efforts to promptly respond to such Tenant request, Landlord shall have no liability to Tenant or any other person for Landlord's failure to properly maintain or timely provide such information to Tenant; and (v) consistent with Section 4.2 of the Lease, except in case of emergency repairs, Landlord shall give Tenant reasonable advance notice of (a) any contemplated interruption of any service or utility system serving the Premises and/or Property, or (b) any contemplated material changes to the services or utility systems serving the Premises and/or Property; provided however, with regard to both the matters set forth in subsection (v)(a) or (v)(b), Landlord will use commercially reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Boston Properties

The terms and conditions of this Notice are of no force or effect unless and until Tenant countersigns and returns this letter and the GC Work Letter to Landlord.

If you have any questions or concerns, please do not hesitate to contact Phil Cregg at (781) 759-9486.

Sincerely,

BXP WALTHAM WOODS LLC, a
Delaware limited liability company

By:	BOSTON PROPERTIES
LIMITED PARTNERSHIP, a
Delaware limited partnership, its manager

By:	BOSTON PROPERTIES, INC., a
Delaware corporation

By:	/s/ Jonathan Randall
Name:	Jonathan Randall
Title:	SVP - Construction

Agreed to and accepted this
6th day of March 2023

LYRA THERAPEUTICS, INC.

By:	/s/ Jason Cavalier
Name:	Jason Cavalier
Title:	CFO

bxP	Boston Properties	Prudential Center 800 Boylston Street Boston, MA 02199-8103	www.bostonproperties.com	Boston Properties, Inc. (NYSE:BXP)

Exhibit A

[attached]

bxP	Boston Properties	Prudential Center 800 Boylston Street Boston, MA 02199-8103	www.bostonproperties.com	Boston Properties, Inc. (NYSE:BXP)

March 3, 2023

VIA EMAIL

Lyra Therapeutics, Inc.

480 Arsenal Way

Watertown, MA 02472

Email: Ipham@lyratx.com

RE: 880 Winter Street, Waltham, MA 02451

To Whom It May Concern:

Reference is made to that certain Lease dated May 31, 2022 (as amended to date, the "Lease" ) between BXP Waltham Woods LLC as landlord ("Landlord"), and Lyra Therapeutics, Inc. as tenant ("Tenant") for certain premises located at 880 Winter Street, Waltham, MA ("Premises"). All capitalized terms used in this letter (the "Notice") and not otherwise defined herein shall have the meanings ascribed to them in the Lease. Reference is also made to that certain letter dated as of the date hereof (the "Validation Letter"), an unexecuted copy of which, excluding the exhibits of such letter, is attached hereto as Exhibit A.

Per Exhibit B-1 of the Lease, Landlord is currently performing Landlord's Work. Tenant is currently contemplating making changes to the Final Plans with respect to the square footage of lab space within the Premises (the "Contemplated Change").

If Landlord continues performing Landlord's Work prior to (i) Landlord providing Landlord's Change Order Response to the Contemplated Change and (ii) Tenant approving or withdrawing such Change Proposal, such continued performance will likely result in higher Change Order Costs and an increased length in Tenant Delay for the Contemplated Change.

By countersigning and returning this Notice and the Validation Letter to Landlord, Tenant hereby (i) authorizes and directs Landlord to stop performing Landlord's Work on the date that is five (5) business days after the date Tenant countersigns and returns this Notice to Landlord (such stoppage in the performance of Landlord's Work is hereinafter defined as the "Cessation of Landlord's Work") until the earliest of (a) the date Tenant approves or withdraws the Change Proposal contemplated herein, (b) the date Landlord receives written notice from Tenant to Landlord authorizing and directing Landlord to resume Landlord's Work, and (c) May 15, 2023 (it being understood and agreed that Landlord shall resume Landlord's Work upon the earliest of such dates to occur); (ii) acknowledges that any delay in completion of Landlord's Work resulting from the Cessation of Landlord's Work shall be a Tenant Delay; (iii) acknowledges that, during the Cessation of Landlord's Work, the personnel of the Contractor and its subcontractors shall stay mobilized such that they are still assigned to perform the Tenant Improvement Work and Tenant shall reimburse Landlord for the costs incurred by Landlord as a result of such mobilization during the Cessation of Landlord's Work pursuant to the change order attached hereto as Exhibit B (which shall be prorated to reflect the actual duration of the Cessation of Landlord's Work), and (iv) acknowledges that it shall reimburse Landlord for the

Boston Properties

out-of-pocket costs incurred by Landlord as a result of Landlord preparing Landlord's Change Order Response to the Contemplated Change, including the costs associated with developing the plans and specifications identifying the Contemplated Change. Unless and until Tenant countersigns and returns this letter and the Validation Letter to Landlord, the terms hereof shall not go into effect and Landlord shall continue performing Landlord's Work pursuant to the Lease.

If you have any questions or concerns, please do not hesitate to contact Phil Cregg at (781) 759- 9486.

Sincerely,

BXP WALTHAM WOODS LLC, a
Delaware limited liability company

By:	BOSTON PROPERTIES
LIMITED PARTNERSHIP, a
Delaware limited partnership, its manager

By:	BOSTON PROPERTIES, INC., a
Delaware corporation

By:	/s/ Jonathan Randall
Name:	Jonathan Randall
Title:	SVP - Construction

Agreed to and accepted this
6th day of March 2023

LYRA THERAPEUTICS, INC.

By:	/s/ Jason Cavalier
Name:	Jason Cavalier
Title:	CFO